                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

 X   Filed by the Registrant
---
     Filed by a Party other than the Registrant

Check the appropriate box:

         Preliminary Proxy Statement
         Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
     X   Definitive Proxy Statement
    ---
         Definitive Additional Materials
         Soliciting Material Pursuant to Section 240.14a-11(C) or
          Section 240.14a-12

                        Home Properties of New York, Inc.
                (Name of Registrant as Specified in Its Charter)

            --------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         No fee required
         $125 per Exchange Act Rules  O-11c(1)(ii),  14a-6(I)(1),  14a-6(I)(2)or
         Item 22(a)(2) of Schedule 14A Fee computed on table below per Exchange Ace Rules 14a-6(I) (4) and O-11.

         1) Title of each class of securities to which transaction applies:
              ------------------------------------------------------------------
         2) Aggregate Number of securities to which transaction applies:
              ------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
              ------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:
              ------------------------------------------------------------------
         5) Total fee paid:
              ------------------------------------------------------------------

         Fee paid previously by written preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:  ----------------------------------------
         2)    Form Schedule or Registration Statement No.:  -------------------
         3)    Filing Party: ---------------------------------------------------
         4)    Date Filed:  ----------------------------------------------------

                        HOME PROPERTIES OF NEW YORK, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604






                                                                  March 27, 1998







     Dear Stockholder:

                  You are cordially invited to attend the Annual Meeting of Stockholders of Home Properties of New York, Inc. The Annual Meeting will be held on Tuesday, May 5, 1998 at 2:00 p.m. at The Strong Museum, One Manhattan Square, Rochester, New York 14607.

                  A Notice of Annual Meeting and a Proxy Statement are enclosed. They describe the matters to be acted upon at the Annual Meeting. Your vote on these matters is very important. Please sign, date and return the enclosed proxy card in the envelope provided. This will insure that your shares are represented at the meeting, whether or not you plan to attend in person.

                  We look forward to seeing you at the meeting.




                                     Norman P. Leenhouts
                                     Chairman and Co-Chief Executive Officer



                                     Nelson B. Leenhouts
                                     President and Co-Chief Executive Officer

                        HOME PROPERTIES OF NEW YORK, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604
                     ---------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 5, 1998
                     ---------------------------------------

       NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of Home Properties of New York, Inc. (the "Company") will be held on Tuesday, May 5, 1998 at 2:00 p.m. at The Strong Museum, One Manhattan Square, Rochester, New York 14607 for the following purposes:

                   1. To elect eleven directors of the Company to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are elected;

                   2. To ratify the Board of Director's appointment of Coopers & Lybrand as the Company's independent auditors for 1998;

                   3. To consider the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, to an aggregate of 50,000,000 shares;

                   4. To consider the approval of issuance of up to 25,000 shares of the Company's Common Stock to directors in payment of a portion of annual directors' fees;

                   5. To consider the approval of the issuance of up to 500,000 shares of the Company's Common Stock to directors, officers and key employees pursuant to the Company's Director, Officer and Employee Stock Purchase and Loan Plan; and

                   6. To consider and act upon any other matters that are properly brought before the Annual Meeting and at any adjournments or postponements thereof.

           The Board of Directors set the close of business on March 17, 1998 as the record date. Only stockholders whose names appear on the stock register of the Company at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements. (If you hold your stock in the name of a brokerage firm, bank or other nominee, only that entity can vote your shares. Please give instructions for your shares to be voted to the person responsible for your account.)

           Please complete and sign the enclosed proxy card. The proxy represented by this card is solicited by the Board of Directors of the Company. Please mail the card promptly in the enclosed postage-prepaid envelope. You may change the votes on any proxy by sending a written notice to Ann M. McCormick, Secretary of the Company at 850 Clinton Square, Rochester, New York 14604 before the Annual Meeting, by sending a different proxy card with a later date before the Annual Meeting or by voting in person by ballot at the Annual Meeting. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

Rochester, New York                          By Order of the Board of Directors
March 27, 1998

                                             Ann M. McCormick
                                             Secretary

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        HOME PROPERTIES OF NEW YORK, INC.
                                    Suite 850
                                 Clinton Square
                            Rochester, New York 14604
                     ---------------------------------------

                                 PROXY STATEMENT
                     ---------------------------------------

                     FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held on May 5, 1998


                                                                  March 27, 1998



         This Proxy Statement is delivered to you in connection with the solicitation of proxies by the Board of Directors of Home Properties of New York, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company, (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, May 5, 1998 at 2:00 p.m. at The Strong Museum, One Manhattan Square, Rochester, New York 14607.


         This Proxy Statement is first being sent to stockholders on or about March 27, 1998. The Board of Directors set the close of business on March 17, 1998 as the record date (the "Record Date") for determining which stockholders are entitled to notice of and to vote at the Annual Meeting (including any adjournments or postponements). Only holders of the Company's Common Stock ("Common Stock") whose names appear on the stock registers of the Company at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 9,893,728 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share of Common Stock they hold.


         Please complete, sign, date and promptly return the accompanying Proxy Card. An envelope with prepaid postage is enclosed. The persons named on the Proxy Card will vote the shares of Common Stock as directed on properly executed cards if they are received before the vote at the Annual Meeting and not revoked. If a proxy is submitted without any instructions, the proxy will be voted FOR Proposal 1 for the election of the eleven nominees for directors of the Company named in this Proxy Statement; FOR Proposal 2 to ratify the appointment of Coopers & Lybrand as independent auditors; FOR Proposal 3 regarding the amendment to the Articles of Incorporation; FOR Proposal 4 regarding the authorization of an additional 25,000 shares of Common Stock to pay additional fees to the directors; and FOR Proposal 5 regarding the approval of the Director, Officer and Employee Stock Purchase and Loan Plan. The Company does not expect any matters which are not described in this Proxy Statement to be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

         For the Company to be able to act on the listed matters at the Annual Meeting, at least a majority of the total number of outstanding shares of Common Stock entitled to vote must be present, either in person or by proxy. Under Maryland law, if a stockholder abstains on a vote, the abstention does not constitute a vote "for" or "against" a matter. Thus, abstentions are disregarded in determining the "votes cast" for purposes of electing directors. With respect to certain matters, brokers and certain other nominees are entitled to vote in their discretion if the beneficial owner or person entitled to vote does not give the broker or nominee instructions on how to vote. If, however, the brokers or nominees do not receive instructions from the beneficial owner or other person entitled to vote such shares on Proposal 3 regarding the amendment to the Articles of Incorporation, on Proposal 4 regarding the issuance of up to 25,000 shares of Common Stock to directors and on Proposal 5 regarding the approval of the issuance of up to

500,000 shares of Common Stock pursuant to the Director, Officer and Employee Stock Purchase and Loan Plan, they may not vote on those proposals and their "non-votes" will be treated like abstentions. Under the rules of the New York Stock Exchange, Proposals 3, 4 and 5 must be approved by a majority of the votes cast so long as the total of votes cast on the proposal is more than 50% of the total number of shares entitled to vote.

         A stockholder of record who submits a proxy may revoke it at any time before the vote at the Annual Meeting: (i) by giving a written revocation to Ann
M. McCormick, the Secretary of the Company, at 850 Clinton Square, Rochester, New York 14604; (ii) by filing another properly executed proxy with a later date; or (iii) by attending the Annual Meeting in person and voting by ballot. Any stockholder of record as of the Record Date who attends the Annual Meeting may vote in person even if they have previously sent in a proxy card. If a stockholder attends the Annual Meeting but does not complete a ballot their shares of Common Stock will be voted in accordance with his previously given proxy.

         The Company is mailing its 1997 Annual Report to Stockholders, including its financial statements for the fiscal year ended December 31, 1997, at the same time this Proxy Statement is being mailed to stockholders. Portions of the Annual Report are incorporated in this Proxy Statement by reference. A stockholder may also obtain a copy of the Company's Form 10-K Annual Report filed with the Securities and Exchange Commission by writing Home Properties of New York, Inc., Stockholder Services, 850 Clinton Square, Rochester, New York 14604.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, eleven individuals will be elected to serve as directors until the 1999 Annual Meeting and until their successors are elected. The Board of Directors has nominated Norman P. Leenhouts, Nelson B. Leenhouts, Richard J. Crossed, Amy L. Tait, Burton S. August, Sr., William Balderston, III, Alan L. Gosule, Leonard F. Helbig, III, Roger W. Kober, Clifford W. Smith, Jr., and Paul L. Smith to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. If any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of another person recommended by the Board of Directors.

         The favorable vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting is required for the election of the nominees as directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

Information Regarding Nominees for Director

         Brief biographical descriptions of the Nominees follow. The information was furnished to the Company by the Nominees. The information is up to date through March 17, 1998.

         Norman P. Leenhouts, 62, has served as Chairman of the Board of Directors, Co-Chief Executive Officer and a director of the Company since its inception in 1993. He has also served as Chairman of the Board of Home Properties Management, Inc. ("HP Management") and as a director of Conifer Realty Corporation ("Conifer Realty") since their formation. Norman Leenhouts is a co-owner, together with Nelson Leenhouts, of Home Leasing Corporation, the Company's predecessor ("Home Leasing"), and served as Chairman of Home Leasing since 1971. He is a director of Hauser Corporation and Rochester Downtown Development Corporation. He also serves on the Board of Trustees of Roberts Wesleyan College. His is a graduate of the University of Rochester and is a certified public accountant. He is the twin brother of Nelson Leenhouts.

         Nelson B. Leenhouts, 62, has served as President, Co-Chief Executive Officer and a director of the Company since its inception in 1993. He has also served as President and Chief Executive Officer of HP Management and as a director of Conifer Realty since their formation and has recently been appointed a Vice President of Conifer Realty. Nelson Leenhouts was the founder, and a co-owner, together with Norman Leenhouts, of Home Leasing, and served as President of Home Leasing since 1967. He is a director of Hauser Corporation. Nelson Leenhouts is a graduate of the University of Rochester. He is the twin brother of Norman Leenhouts.

     Richard J. Crossed, 58, has served as Executive Vice President and a director of the Company and as a director, President and Chief Executive Officer of Conifer Realty since January 1, 1996. He served as President and Chief Executive Officer of Conifer Development, Inc. and C.O.F. (formerly Conifer Realty, Inc.) (collectively, "Conifer") from 1985. Before becoming President of Conifer, he served as Director of Development for Conifer. Mr. Crossed is a director of the St. Joseph's Villa and is active in many housing organizations. He has served on the New York State Housing Turnkey Task Force and New York State Low-Income Housing Tax Credit Task Force. Mr. Crossed is a graduate of Bellarmine College.

         Amy L. Tait, 39, has served as Executive Vice President and a director of the Company since its inception in 1993. She has also served as a director of HP Management since its formation. Mrs. Tait joined Home Leasing in 1983 and has had several positions, including Senior and Executive Vice President and Chief Operating Officer. She currently serves on the M & T Bank Advisory Board and the boards of the United Way of Rochester and GeVa Theatre. Mrs. Tait is a graduate of Princeton University and hold a Masters degree in Business Administration from the William E. Simon Graduate School of Business Administration of the University of Rochester. She is the daughter of Norman Leenhouts.

         Burton S. August, Sr., 82, has been a director of the Company since August, 1994. Mr. August is currently a director of Monro Muffler Brake, Inc., a publicly traded company where Mr. August served as Vice President from 1969 until he retired in 1980. Mr. August is also a trustee emeritus of Rochester Institute of Technology, a trustee of Strong Museum and a trustee of the Otetiana Council Boy Scouts of America.

         William Balderston, III, 70, has been a director of the Company since August, 1994. From 1991 to the end of 1992, he was an Executive Vice President of The Chase Manhattan Bank, N.A. From 1986 to 1991, he was President and Chief Executive Officer of Chase Lincoln First Bank, N.A., which was merged into The Chase Manhattan Bank, N.A. He is a director of Bausch & Lomb Incorporated and Rochester Gas and Electric Corporation, as well as a Trustee of the University of Rochester. Mr. Balderston is a graduate of Dartmouth College.

         Alan L. Gosule, 57, has been a director of the Company since December, 1996. Mr. Gosule has been a partner in the law firm of Roger & Wells LLP, New York, New York, since August, 1991 and prior to that time was a partner in the law firm of Gaston & Snow. He serves as Chairman of the Rogers & Wells LLP Tax Department and Real Estate Securities practice group. Mr. Gosule is a graduate of Boston University and its Law School and received a LL.M. from Georgetown University. Mr. Gosule also serves on the Boards of Directors of 15 funds of the Northstar Mutual Funds, the Simpson Housing Limited Partnership, F.L. Putnam Investment Management Company and CORE Cap, Inc. Rogers & Wells LLP acted as counsel to Coopers & Lybrand LLP in its capacity as advisor to the State Treasurer of the State of Michigan in connection with its investment of retirement funds in Home Properties of New York, L.P. (the "Operating Partnership") and Mr. Gosule was the nominee of the State Treasurer under the terms of the investment agreements relating to that transaction.

         Leonard F. Helbig, III, 52, has been a director of the Company since August, 1994. Mr. Helbig has served as Executive Managing Director of the Asset Services and Financial Services Groups and a Director of Cushman & Wakefield since 1984. He joined Cushman & Wakefield in 1980 and is also a member of that firm's Executive and National Management Committees. Mr. Helbig is a member of the Urban Land Institute, the Pension Real Estate Association and the International Council of Shopping Centers. Mr. Helbig is a graduate of LaSalle University and holds the MAI designation of the American Institute of Real Estate Appraisers.

         Roger W. Kober, 64, has been a director of the Company since August, 1994. Mr. Kober is currently a director of Rochester Gas and Electric Corporation where he was employed from 1965 until his retirement on January 1, 1998. From March, 1996 until January 1, 1998, Mr. Kober served as Chairman and Chief Executive Officer of Rochester Gas and Electric Corporation. He is also a member of the Board of Trustees of Rochester Institute of Technology. Mr. Kober is a graduate of Clarkson College and holds a Masters Degree in Engineering from Rochester Institute of Technology.

         Clifford W. Smith, Jr., 51, has been a director of the Company since August, 1994. Mr. Smith has been the Clarey Professor of Finance of the William
E. Simon Graduate School of Business Administration of the University of Rochester since 1988. He has written numerous books, monographs, articles and papers on a variety of financial, capital markets, risk management and accounting topics and has held a variety of editorial positions on a number of journals. Mr. Smith is a graduate of Emory University and holds a Doctor of Economics from the University of North Carolina at Chapel Hill.

     Paul L. Smith, 62, has been a director of the Company since August, 1994. Mr. Smith was a director, Senior Vice President and the Chief Financial Officer of the Eastman Kodak Company from 1983 until he retired in 1993. He is currently a director of Canandaigua Brands, Inc., Performance Technologies, Incorporated and BioWorks, Inc. He is also a member of the Board of Trustees of the George Eastman House, GeVa Theatre and Ohio Wesleyan University. Mr. Smith is a graduate of Ohio Wesleyan University and holds an MBA Degree in finance from Northwestern University

The Board of Directors and Its Committees

         Board of Directors. The Company is managed by a Board of Directors composed of eleven members, a majority of whom are independent of the Company's management (the "Independent Directors"). The Board of Directors met five times in 1997. Each of the directors attended at least 75% of the meetings of the Board of Directors and any committees of which the director served during 1997.

         Audit Committee. Paul Smith, Roger Kober, Alan Gosule and Leonard Helbig form the Audit Committee of the Board of Directors. The Audit Committee recommends the engagement of independent public accountants, reviews the scope of the audit engagement and any other services, reviews the independent public accountants' letter of comments and management's responses to those comments, approves other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews any major accounting changes made or contemplated, reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists solely of Independent Directors. It met twice during 1997.

         Compensation Committee. Burton August, William Balderston, Alan Gosule and Clifford Smith form the Compensation Committee of the Board of Directors. The Compensation Committee establishes remuneration levels for officers of the Company, reviews significant employee benefit programs and establishes and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The Compensation Committee consists solely of Independent Directors and met twice during 1997.

         The Board of Directors does not have a standing nominating committee. The entire Board of Directors considers Board composition and nominees, performing the function of a nominating committee.

Compensation of Directors

         In 1997, the Company paid its directors who are not employees of the Company annual compensation of $10,000 plus $1,000 per day for attendance (in person or by telephone) at Board and committee meetings. Directors of the Company who are employees of the Company do not receive any compensation for their services as directors. All directors are reimbursed for their expenses incurred in attending directors' meetings. Pursuant to the Company's Stock Benefit Plan, each non-employee director was granted options to purchase 3,500 shares of Common Stock immediately following the annual meeting of stockholders in 1997 and will be granted options to purchase 3,500 shares immediately following the annual meeting of stockholders in 1998 and 1999. The options have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Subject to stockholder approval of Proposal 4 regarding the annual stock grants to Directors (the "Directors' Stock Grant Plan"), in lieu of an increase in the cash compensation paid to Independent Directors, the Board has approved the grant to each Independent Director of an additional 150 shares of Common Stock effective January 1, 1998. The Board shall determine the number of additional shares to be awarded to Independent Directors as of the first of the following calendar years.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid during 1995, 1996 and 1997 to the Company's two Co-Chief Executive Officers and the other four most highly compensated executive officers (collectively the "Named Executives").


                           Summary Compensation Table

                                                                                                              Long-Term
                                                                                                           Compensation
                                                                              Annual                             Awards
                                                                           Compensation                          Shares
                                                                       ----------------------                Underlying
Name and Principal Position                            Year            Salary           Bonus                   Options
--------------------------------------------           -------       --------         -------             -------------
Norman P. Leenhouts
     Chairman and Co-Chief Executive Officer           1995          $132,000                0                   0
                                                       1996           145,200         $ 59,702             7,338 sh.(2)
                                                       1997           159,720          143,109            15,000 sh.(3)
Nelson B. Leenhouts
     President and Co-Chief Executive Officer          1995          $132,000                0                   0
                                                       1996           145,200         $ 59,702             7,338 sh.(2)
                                                       1997           159,720          143,109            15,000 sh.(3)

Richard J. Crossed                                     1996(1)       $145,200         $ 59,702             7,338 sh.(2)
     Executive Vice President                          1997           159,720          143,109            15,000 sh.(3)

Amy L. Tait                                            1995          $ 87,917                0                   0
     Executive Vice President                          1996           103,000         $ 42,351             5,206 sh.(2)
                                                       1997           110,725           99,210            10,000 sh.(3)


David P. Gardner                                       1995          $ 73,500                0                   0
     Vice President, Treasurer and Chief Financial     1996            86,000         $ 18,564             2,174 sh.(2)
     Officer                                           1997            91,000           40,768             5,000 sh.(3)


Ann M. McCormick, Esq.                                 1995          $ 71,000                0                   0
     Vice President, General Counsel and Secretary     1996            84,000         $ 29,996             2,123 sh.(2)
                                                       1997            90,000           42,336             5,000 sh.(3)

----------------
(1)  Mr. Crossed was not employed by the Company in 1995.
(2) These options were granted under the Company's Stock Benefit Plan in connection with the purchase of the Company's common stock under the Director, Officer and Employee Stock Purchase and Loan Program described below. The options are exercisable for ten years at $20.50 per share and vest over five years.
(3) These options were granted under the Company's Stock Benefit Plan and are exercisable for ten years at $26.50 per share.

Option Grants in Fiscal Year 1997

         The following table sets forth certain information relating to the options granted with respect to fiscal year ended December 31, 1997. The columns labeled "Potential Realizable Value" are based on hypothetical 5% and 10% growth assumptions in accordance with the rules of the Securities and Exchange
Commission.  The Company  cannot  predict  the actual  growth rate of the Common
Stock.


                       Option Grants In Last Fiscal Year*


                                          Individual Grants
                         -----------------------------------------------------------

                                         Percent of                                     Potential Realizable Value
                          Number of   Total Options                                     at Assumed Annual Rates of
                             Shares      Granted to       Exercise                    Stock Price Appreciation For
                         Underlying    Employees in        or Base                                     Option Term
                            Options          Fiscal          Price        Expiration  ----------------------------
         Name               Granted            Year         ($/sh)              Date            5%             10%
         ----            ----------   -------------       --------        ----------            --             ---

Norman P. Leenhouts          15,000          12.87%         $26.50        10/28/2007      $249,976        $699,387

Nelson B. Leenhouts          15,000          12.87%         $26.50        10/28/2007      $249,976        $699,387

Richard J. Crossed           15,000          12.87%         $26.50        10/28/2007      $249,976        $699,387

Amy L. Tait                  10,000           8.58%         $26.50        10/28/2007      $166,651        $466,258

David P. Gardner              5,000           4.29%         $26.50        10/28/2007      $ 83,325        $233,129

Ann M. McCormick              5,000           4.29%         $26.50        10/28/2007      $ 83,325        $233,129




------------
*    Stock appreciation rights were not granted in 1997

Option Exercises and Year-End Option Values

     No options were exercised by the Named Executives in 1997. The following table sets forth the value of options held at the end of 1997 by the Company's Named Executives.

               Aggregated Option Exercises in Last Fiscal Year and
                        Fiscal Year-End Option Values(1)


                                                               Number of Shares
                               Number of               Underlying Unexercised         Value of Unexercised in-the-
                                  Shares               Options at Fiscal Year-End            Money Options at
                             Acquired on      Value    --------------------------           FiscalYear-End (2)
     Name                       Exercise   Realized                                  ------------------------------
                             -----------   --------    Exercisable  Unexercisable    Exercisable      Unexercisable
                                                       -----------  -------------    -----------      -------------
Norman P. Leenhouts                    0          0      89,467 sh.     20,871 sh.      $730,310           $ 49,574

Nelson B. Leenhouts                    0          0      89,467 sh.     20,871 sh.      $730,310           $ 49,574

Richard J. Crossed                     0          0      89,467 sh.     20,871 sh.      $730,310           $ 49,574

Amy L. Tait                            0          0      53,841 sh.     39,364 sh.      $439,262           $322,929

David P. Gardner                       0          0       9,435 sh.     12,739 sh.      $ 76,596           $ 64,192

Ann M. McCormick                       0          0       9,425 sh.     12,698 sh.      $ 76,529           $ 63,918





(1)  Stock appreciation rights were not granted in 1997.
(2) Based on the closing price of the Common Stock on the NYSE on December 31, 1997 of $27.1875 less the per Share exercise price of the options.

Employment Agreements

         Norman and Nelson Leenhouts entered into employment agreements with the Company prior to its initial public offering providing for an initial term of five years commencing August 4, 1994. The agreements provide for the employment of Norman P. Leenhouts as Chairman of the Board and Co-Chief Executive Officer of the Company at an annual base salary of $120,000 and Nelson B. Leenhouts as President and Co-Chief Executive Officer of the Company and President and Chief Executive Officer of HP Management at an annual base salary of $120,000. The base salaries under each employment agreement automatically increase by 10% each year starting January 1, 1995. In addition, the employment agreements also provide that if employment is terminated by the Company or not renewed without cause, or terminated by the executive for good reason at any time, then the executive is entitled to receive a severance payment equal to the executive's annual base salary and incentive compensation for the preceding year multiplied by two or the number of years remaining of the initial term, whichever is greater. The employment agreements for Norman and Nelson Leenhouts have been amended to provide that they will receive incentive compensation pursuant to the Company's Incentive Compensation Plan as it may be revised by the Compensation Committee from time to time, rather than as originally provided in the employment agreements. For 1997, the formula contained in their Employment Agreements would have resulted in higher bonuses.

         Pursuant to their respective employment agreements with the Company, Norman and Nelson Leenhouts are each subject to a covenant not to compete with the Company during the term of his employment and, if either is terminated by the Company for cause or resigns without good reason, for two years thereafter. The covenants prohibit Norman and Nelson Leenhouts from participating in the management, operation or control of any multifamily residential business which is competitive with the business of the Company, except that they, individually and through Home Leasing and its affiliates, may continue to own and develop the properties managed by HP Management. The Leenhoutses have also agreed that any commercial property which may be developed by them will be managed by HP
Management subject to the approval of the outside members of the Board of Directors.

         Richard J. Crossed also entered into an Employment Agreement with the Company, effective January 1, 1996. The terms of that agreement are substantially the same as the employment agreements entered into by Norman and Nelson Leenhouts as described above. The initial term is for five years and identical termination provisions are provided. In his employment agreement, Mr. Crossed has agreed not to compete with the Company during the term of his employment and, if he is terminated by the Company for cause or resigns without good reason, for three years thereafter.

Incentive Compensation Plan

         The Company's incentive compensation plan (the "Incentive Plan") for officers and key employees of the Company was amended for 1997 to provide that eligible officer and key employees may earn a cash bonus ranging from 0% to 100% of base salary based on increases in the Company's Funds from Operations ("FFO") per Share. The 1997 Incentive Plan provides for a bonus pool to be established as follows:


                                                      Percent of Growth
           Growth in FFO/Share                    Contributed to Bonus Pool
           -------------------                    -------------------------

                  First 2%                                     0%
                  Next 1%                                     20%
                  Next 1%                                     30%
                  Next 1%                                     40%
                  Growth Over 5%                              50%


         A factor is applied to each eligible participant's salary, ranging from 1% to 10%, to determine the split of the bonus pool. The factor applied to the salaries of Norman and Nelson Leenhouts, Richard Crossed and Amy Tait is 10%, with the maximum bonus payable to them being 100% of their base salary. The factor applied to the salaries of David Gardner and Ann McCormick is 5%, with the maximum bonus payable to them being 50% of their base salary.


Director, Officer and Employee Stock Purchase and Loan Program


         In August 1996, the Board of Directors approved a Director, Officer and Employee Stock Purchase and Loan Program (the "Stock Purchase Program"). Pursuant to the Stock Purchase Program, each officer and director of the Company was eligible to receive loans for the purchase of Common Stock under the Company's Dividend Reinvestment, Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan ("DRIP") and receive options to purchase Common Stock under the Company's Stock Benefit Plan. The 1996 phase of the Stock Purchase Program provided for loans up to a formula amount for each officer based on salary and bonus category and up to $60,000 for each independent director. The Company loaned approximately 50% of the purchase price and arranged loans from a commercial bank, guaranteed by the Company, for the balance. The 1996 phase of the Stock Purchase Program also provided for the issuance of stock options to purchase .25 shares of Common Stock at the fair market value on the date of issuance ($20.50) for each share of Common Stock purchased. With respect to the 1996 phase of the Stock Purchase Program, eighteen officers purchased 190,345 shares of Common Stock and received 47,592 options to purchase Common Stock at an exercise price of $20.50 vesting over five years. The six independent directors purchased an aggregate of 18,198 shares of Common Stock and received options to purchase 4,554 shares of Common Stock for $20.50 per share vesting over five years. The Company loaned the directors and officers an aggregate of $2,063,469 maturing on August 31, 2016 with simple interest at 7%. The Company also guaranteed bank loans totaling $2,033,180 repayable from the quarterly dividends on the stock and the proceeds of any sale of the stock and agreed to pay the commercial lender an interest rate differential equal to .94% per annum of the outstanding loans in order to bring the interest rate on the commercial portion of the loan to 7%. The Company guarantee has subsequently been returned by the commercial lender and is no longer in effect.


         In October, 1997, the Board of Directors approved an additional loan pursuant to the Stock Purchase Program. The 1997 loans were made on substantially the same basis as the 1996 loans with the Company loaning approximately 50% of the purchase price and arranging loans from a commercial bank for the balance. The primary difference was that: (i) no Company guarantee was provided to the commercial lender; (ii) no options were issued in connection with the 1997 phase of the Stock Purchase Program; and (iii) interest on the Company loans is to be paid currently from one-half of the dividends on the stock rather than accruing as was the case with the 1996 phase of the Stock Purchase Program. The Company agreed to pay the commercial lender an interest rate differential payment on each loan equal to .84% per annum of the outstanding balance in order to bring the interest rate on the commercial portion of the loan down to 6.7%, the dividend yield on the Company's common stock on the date that the loan was closed. The interest rate on the Company portion of the loan was also 6.7%. With respect to the 1997 portion of the Stock Purchase Program, 21 officers purchased 157,302 shares of Common Stock and 5 of the Independent Directors purchased 12,380 shares in the aggregate. The Company loaned the directors, officers and employees an aggregate of $2,262,283 maturing on the earlier of the maturity of the 1996 phase of the Stock Purchase Program or November 30, 2017.


         In Proposal No. 5, the Company is seeking shareholder approval for the issuance of up to 500,000 shares of Common Stock on terms similar to the Stock Purchase Program. If such approval is received, the Company in the future will be able to loan one hundred percent of the amount necessary to purchase up to 500,000 shares of Common Stock to eligible officers and employees and 50% of the amount to non-employee directors under the current Federal Reserve Board margin rules.

New Plan Benefits

         The following table sets forth the information relating to all grants of stock to be made pursuant to the Directors' Stock Grant Plan and to all benefits which will be granted pursuant to the proposed Director, Officer and Employee Stock Purchase and Loan Program if approved by the stockholders. Each of the plans are described below.


                                                                                 Director, Officer and Employee
                                               Directors' Stock Grant Plan          Stock Purchase and Loan Plan
                                             -------------------------------     -------------------------------

Name and Position                                   Value $           Shares          Value $      Shares
-----------------                                   -------           ------          -------      ------

Named Executives, as a Group                            (1)              (1)              (2)          (2)

Non-Employee Directors as a Group            $28,546.88 (3)        1,050 sh.              (2)          (2)

Other Employees as a Group                              (1)              (1)              (2)           (2)


(1)  The proposed plan is for grants solely to non-employee directors.
(2) The proposed plan is to issue shares, subject to the discretion of the Board of Directors or a committee thereof, on an annual basis. The number of shares which may be available for purchase by any director, officer or employee for 1998 and any subsequent year and the terms and conditions of any loans with respect thereto has not yet been determined. The Company cannot predict whether any eligible participant will elect to purchase shares which may be offered.
(3) Based on the closing price of the Company's Common Stock on December 31, 1997 ($27.1875), the last trading date prior to the effective date of the grant.


Paage 10

Performance Graph

         The following graph compares the cumulative return on the Company's Common Stock since its initial public offering in August 1994 through December 31, 1997 to the cumulative return of the NAREIT All Equity REIT Index and the Standard and Poor's 500 Index for the same period. The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on August 1, 1994. Stockholders should note that past performance does not predict future results.





                             [graph inserted here]












                                    8/4/94         12/31/94     12/31/95       12/31/96          12/31/97

Company Common Stock                  $100          $104.65      $100.25        $143.32           $186.55
NAREIT All Equity REIT Index           100            98.45       113.49         153.51            184.60
S&P 500 Index                          100           101.53       139.54         171.58            228.84


Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors establishes performance criteria, reviews and administers compensation and benefits for executive officers of the Company and broad-based compensation plans for the other officers and employees generally. The Compensation Committee consists only of Independent Directors. The objectives of the Company's compensation program as adopted by the Compensation Committee are as follows: to enhance stockholder value by attracting and retaining highly capable employees who are motivated to reach the Company's operating and financial goals, to encourage ownership of the Company's stock and to link compensation to the performance of the Company and to total stockholder returns in order to align interests of executives and other employees with those of its stockholders. The compensation program for the Company's executive officers has three components: base salary, annual incentive compensation under the Incentive Plan, and awards under the Company's Stock Benefit Plan. In evaluating compensation, the Compensation Committee looks at both the performance of the Company and stockholder returns, taking into account such factors as general market conditions. It is the Committee's policy that executive compensation should be deductible to the Company for federal income tax purposes. The Committee will annually consider compensation decisions in light of the limit on deductibility under Section 162(m) of the Internal Revenue Code and related regulations.

         Salary. For the five-year period beginning on August 4, 1994 and ending August 4, 1999, the base salaries for the Company's Co-Chief Executive Officers, Norman and Nelson Leenhouts were established in employment agreements ("Employment Agreements"), dated August 4, 1994, with base salaries starting at an annual level of $120,000 for 1994 and increasing by 10% annually over the preceding year. Effective on his joining the Company on January 1, 1996, Richard Crossed entered into an employment agreement on essentially the same terms as those of the Leenhoutses' Employment Agreements.

         The Committee reviewed the recommendations of the Co-Chief Executive Officers for proposed salaries for the other executive officers and the other key officers of the Company for 1998 in light of the responsibilities and personal performance of such officers and the compensation of persons with similar responsibilities in other entities located in the geographic regions in which the Company operates. The Committee acknowledged and considered that those geographic regions have broadened.

         The Committee expects to make an annual review of salaries of the other executive officers and other key officers of the Company in light of those factors and others relevant to the compensation objectives of the Company at the time of review.

         Incentive Compensation. The Incentive Plan provides cash bonuses based on increases in the Company's Funds From Operations. The Incentive Plan, originally adopted in 1994, has been amended in each subsequent year. The Employment Agreements for the Leenhoutses have been amended to provide that they will receive their incentive compensation pursuant to the Incentive Plan rather than as originally provided in their Employment Agreements. For 1997, the formula contained in their Employment Agreements would have resulted in higher bonuses. The Compensation Committee determined that the two Co-Chief Executive Officers were entitled to have the maximum factor of 10% applied to their salaries for purposes of determining their share of the bonus pool. One-half of the Co-Chief Executive Officers' bonus was made nondiscretionary and one-half payable in the discretion of the Committee.

         The Committee expects to continually review the Plan as it applies to 1998 and future years. Some changes to the Plan, as well as to awards for 1998, may result.

         Stock Compensation. Initial awards of stock options under the Company's Stock Benefit Plan were made at the time of the Company's initial public offering. All of the initial stock options were granted with an exercise price of $19.00, the initial public offering price of the Company's Common Stock. Norman and Nelson Leenhouts were each granted immediately exercisable options to purchase 88,000 shares of Common Stock. Effective January 1, 1996, Richard J. Crossed was also granted immediately exercisable options to purchase 88,000 shares of common stock at an exercise price of $19.00 per share. Amy Tait was awarded options to purchase 88,000 shares of Common Stock, at an exercise price of $19.00 per share, vesting over five years. The balance of the awards, to executive officers and other employees, vest 20% per year.

         The Compensation Committee reviewed the number of options granted to the Co-Chief Executive Officers and other executive officers in light of the other elements of their compensation and their overall equity interest in the Company's business, principally through ownership of units of limited partnership interest in the Operating Partnership, and determined to encourage officers to acquire additional Common Stock and options.

         The Compensation Committee therefore recommended and the Board of Directors approved an additional phase of the Stock Purchase Program. In November, 1997 and pursuant to the Stock Purchase Program, each of the Named Executives purchased the maximum number of shares available to them with the provided loans: each of the Co-Chief Executive Officers and Mr. Crossed purchased 23,962 shares of Common Stock; Amy L. Tait purchased 16,612 shares of Common Stock; David P. Gardner purchased 6,826 shares of Common Stock; and Ann
M. McCormick purchased 6,751 shares of Common Stock. The purchase price for the Common Stock so purchased was 97% of the "Market Price" of the Common Stock. For purposes of the Stock Purchase Program, "Market Price" is the average of the high and low prices on the New York Stock Exchange for the five trading days preceding the date of the purchase, which is the same basis as provided in the Company's DRIP.

         In addition, the Compensation Committee recommended and the Board of Directors approved the issuance of 116,500 additional options to purchase Common Stock to certain officers and employees of the Company at the option price of $26.50 per share, which was the closing price on the New York Stock Exchange for a share of the Company's Common Stock on October 28, 1997, the date of the grant. As of October 28, 1997, each of the Named Executives received additional options which vest 20% per year and expire in ten years. Each of the Co-Chief Executive Officers and Mr. Crossed received 15,000 additional options; Amy L. Tait received 10,000 additional options; and each of David P. Gardner and Ann M. McCormick received 5,000 additional options.

         If the proposed Director, Officer and Employee Stock Purchase and Loan Plan is approved by shareholders (see Proposal 5, below), the Compensation Committee expects to recommend to the Board of Directors that the Named Executives be permitted to purchase some portion of the 500,000 shares reserved for issuance, at the fair market value at the time of issuance, to be purchased with a 100% loan from the Company. The Compensation Committee has not made any determination with respect to the number of shares available to each of the Named Executives in 1998 at this time.

         The Compensation Committee believes that such ownership ties the interests of senior executives closely with those of stockholders to provide them greater incentive to manage the Company to increase stockholder returns.

                                    Respectfully submitted,
                                    The Compensation Committee
                                    Burton S. August, Sr.
                                    William Balderston, III
                                    Alan L. Gosule
                                    Clifford W. Smith, Jr.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions


         During the fiscal year 1997, the Compensation Committee was comprised of Burton S. August, Sr., William Balderston, III, Alan L. Gosule and Clifford
W. Smith, Jr. None of them have ever been an officer of the Company or any of its subsidiaries. Each of the Compensation Committee members as well as each of the other independent directors other than Paul L. Smith, participated in the Company's Stock Purchase Program on November 10, 1997 and purchased 2,476 shares of Common Stock through the Company's DRIP for $26.6629 per share (3% below the five-day average market value as provided in that plan). The purchases were financed 50% by a loan from the Company due on the earlier of the maturity of the 1996 note under the Stock Purchase Program or November 30, 2017 and 50% by a loan from a commercial bank arranged by the Company. Both loans bear interest at 6.7% and the Company agreed to pay the commercial lender an interest rate differential equal to .84% per annum of the outstanding loan in order to bring the interest rate to 6.7%.

                               STOCK BENEFIT PLAN

General

         The Company adopted its 1994 Stock Benefit Plan (the "Stock Benefit Plan") for the purpose of providing persons responsible for the future success of the Company, including directors, officers, regional managers and on-site property managers, with increased motivation and incentives to exert their best efforts on behalf of the Company by enlarging their personal stake in its success. The number of employees participating in the Stock Benefit Plan is approximately 90. The Stock Benefit Plan limits the number of shares of Common Stock issuable pursuant to the Plan to 1,000,000 shares, of which options to purchase 755,448 shares have, to date, been granted to employees and are currently outstanding. In 1997, the number of shares issuable to non-employee directors under the Plan was increased by 100,000 to 154,000, of which 83,054 have been issued. Each non-employee director who continues to serve will receive awards of 3,500 options exercisable for five years at the fair market value on the date of grant after the annual meeting of shareholders in 1998 and 1999. The 3,500 options granted to each of the non-employee directors following the 1997 annual meeting have an exercise price of $22.75 per share. The number of shares reserved under the Stock Benefit Plan is subject to adjustment upon certain recapitalizations and other corporate transactions. The following summary of the Stock Benefit Plan is qualified in its entirety by reference to the full text of the Stock Benefit Plan, copies of which may be obtained from the Secretary of the Company.

         The Board of Directors may amend, suspend or discontinue the Stock Benefit Plan at any time except that certain specified amendments must be approved (at a meeting held within twelve months before or after the date of such amendment) by the holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote. The proposed amendments to the Stock Benefit Plan allow the Board of Directors to amend the Stock Benefit Plan unless the Board determines that applicable laws or rules of governmental entities or regulations of the New York Stock Exchange or similar bodies require stockholder approval for such amendments to preserve the benefits of the Plan for the Company and the participants. The Stock Benefit Plan may not be amended to adversely affect awards outstanding prior to the amendment.

Employee Awards

         The Stock Benefit Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Code, non-statutory stock options, stock appreciation rights and restricted stock awards to employees of the Company. The Stock Benefit Plan is administered by the Compensation Committee of the Board of Directors, none of the members of which will participate in employee awards under the Stock Benefit Plan. The Compensation Committee determines the persons to be granted options, the number of shares subject to each option, whether or not such option is a non-statutory or incentive stock option, the exercise price and exercise schedule, the manner in which payment may be made and whether such persons will have the right to receive cash or shares in lieu of exercising their options. The exercise price may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee may grant an option holder the right to elect to receive cash or shares in an amount equal to the excess of the fair market value of the shares subject to an incentive or non-statutory option over the exercise price for such shares, which right can be exercised instead of (but not in addition to) its related incentive or non-statutory option (a stock appreciation right). There is no limit on the number of non-statutory options that may be granted to any one individual under the Stock Benefit Plan, provided that the grant of the options may not cause the Company to fail to qualify as a REIT for federal income tax purposes. An optionee may, with the consent of the Compensation Committee, elect to pay for the shares to be received upon exercise of his or her options in cash, shares (including shares issuable upon exercise of an option) or any combination thereof. Options may not be exercisable for more than a ten-year period. Options generally terminate three months after the optionee's termination of employment from the Company for any reason other than death or disability, and are not transferable by the optionee other than by will or the laws of descent and distribution.

         Awards of restricted stock will consist of shares of Common Stock which may be subject to forfeiture and restrictions  on transfer as determined by the
Compensation Committee. In general, a participant who has been granted restricted stock will have the benefits of ownership in respect of such shares, including the right to vote such shares and to receive dividends and other distributions thereon from the date of grant, subject to the restrictions imposed in the grant or as set forth in the Stock Benefit Plan.

Director's Options

         Under the Stock Benefit Plan, the initial non-employee directors of the Company were granted a non-statutory option to purchase 3,000 shares in connection with their initial election to the Board and received grants of options to purchase 3,000 shares immediately following the stockholders' meetings in 1995 and 1996. The exercise price for each option grant is 100% of the fair market value of the Company's Common Stock on the date of grant. Each director's option has a five-year term. Pursuant to changes to the Stock Benefit Plan approved by the stockholders at the 1997 Annual Meeting, the Board approved additional awards to each director of options to purchase 3,500 shares of Common Stock immediately following the annual meeting of stockholders in each of 1997, 1998 and 1999 at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. (The exercise price for the options granted in 1997 is $22.75 per share.) In addition, the directors (other than Mr. Gosule) were each issued options to purchase 759 shares of Common Stock at $20.50 on August 12, 1996 in connection with their purchases of Common Stock under the Stock Purchase Program.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 24, 1998 regarding the beneficial ownership of shares of Common Stock by (i) directors, nominees and Named Executives of Home Properties, and (ii) directors, nominees and executive officers of Home Properties as a group, and (iii) each person known by the Company to be the beneficial owner of more than a 5% interest in the Company. The table also includes information relating to the number and percentage of shares of Common Stock and partnership units of the Operating Partnership ("Units") beneficially owned by the persons included in (i) and (ii) above (such Units are exchangeable into shares, or cash at the election of the independent directors of the Company). In preparing this table, the Company has relied on information supplied by its officers, directors, Nominees and certain stockholders, and upon information contained in filings with the SEC.


        Name and Address                 Number of Shares        Percentage of       Number of Shares/       Percentage of
       of Beneficial Owner              Beneficially Owned   Outstanding Shares(2)      Units Owned           Shares/Units
       -------------------              ------------------   ---------------------      -----------           ------------


Norman P. Leenhouts....................       142,182(1)              1.44%              411,342(1)(3)
4.0 %(4)

Nelson B. Leenhouts....................       135,622(1)              1.38%              404,534(1)(3)
4.0 %(4)

Richard J. Crossed.....................       144,281(5)              1.46%              386,849 (5)
3.8 %(4)

Amy L. Tait............................        96,929(6)              *                  110,672(6)                    1.1%(4)

Burton S. August, Sr...................        36,661(8)              *                   40,907(7)(8)                 *

William Balderston, III................        19,750(7)              *                   19,750(7)                    *

Alan L. Gosule.........................         3,688(9)              *                    3,688(9)                    *

Leonard Helbig, III....................        20,393(7)              *                   20,393(7)                    *

Roger W. Kober.........................        19,414(7)              *                   19,414(7)                    *

Clifford W. Smith, Jr..................        23,491(7)              *                   23,491(7)                    *

Paul L. Smith..........................        14,685(10)             *                   14,685(10)                   *

David P. Gardner.......................        24,955(11)             *                   28,461 (11)                  *

Ann M. McCormick.......................        24,667(12)             *                   26,969 (12)                  *

All executive officers and directors
as a group (13 persons)................       706,718(13)             6.95%(13)        1,511,155 (3)(13)              13.8%(15)




        Name and Address                          Number of Shares                Percentage of
       of Beneficial Owner                       Beneficially Owned            Outstanding Shares
       -------------------                       ------------------            ------------------

Capital Growth Management.......................     317,000(16)                     3.25%
   Limited Partnership
One International Place
Boston, MA  02110

Miller Anderson & Sherrerd......................     482,292(17)                     4.94%
One Tower Bridge
West Conshohocken, PA 19428
                       and
Morgan Stanley Dean Witter Discover & Co.
1585 Broadway
New York, NY  10036

Palisade Capital Management L.L.C...............     987,400(18)                    10.12%
1 Bridge Plaza, Suite 695
Fort Lee, NJ  07024

FMR Corp........................................     603,800(19)                     6.19%
82 Devonshire St.
Boston, MA  02106

State Treasurer, State of Michigan..............   1,666,667(20)                    14.60%
Bureau of Investments
Department of Treasury
Treasury Building, Box 15128
Lansing, MI  48901
----------

*    Less than 1%
(1) Includes 89,467 shares which may be acquired upon the exercise of currently exercisable options by each of Norman and Nelson Leenhouts.
(2) Assumes that all options included with respect to the person have been exercised. The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised.
(3)  Includes  Units  owned  by Home  Leasing  and  Leenhouts  Ventures.  Norman
     Leenhouts and Nelson Leenhouts are each directors, officers and 50% stockholders of Home Leasing and each owns 50% of Leenhouts Ventures. Includes 50,000 Units owned by the respective spouses of each of Norman and Nelson Leenhouts as to which they disclaim beneficial ownership.
(4) Assumes that all options included with respect to the person have been exercised and all Units included with respect to the person have been exchanged for shares of Common Stock. The total number of shares outstanding used in calculating the percentage assumes that none of the options held by any other person have been exercised and that none of the Units held by any other person have been exchanged for shares.
(5) Includes 89,467 shares which may be acquired upon the exercise of currently exercisable options. Also includes Mr. Crossed's proportionate share of Units owned by Conifer and its affiliates.
(6) Includes 53,841 shares which may be acquired upon the exercise of currently exercisable options. Also includes 5,654 shares owned by Mrs. Tait's spouse as to which she disclaims beneficial ownership. Mrs. Tait shares voting and dispositive power with respect to 2,548 Units with her spouse.
(7) Includes 12,652 shares which may be acquired upon the exercise of currently exercisable options.
(8)  Includes  12,500 shares owned by immediate  family  members of Mr.
     August as to which he disclaims  beneficial  ownership.
(9) Includes 3,500 shares which may be acquired upon the exercise of currently exercisable options.
(10) Includes 9,652 shares which may be acquired upon the exercise of currently  exercisable options.
(11) Includes 9,435 shares which may be acquired upon the exercise of currently exercisable options.
(12) Includes 9,425 shares which may be acquired upon the exercise of currently exercisable options.
(13) Includes 417,514 shares which may be acquired upon the exercise of immediately exercisable options.
(14) Assumes that all exercisable options included with respect to all listed persons have been exercised.
(15) Assumes that all exercisable options included with respect to all listed persons have been exercised and that all Units included with respect to all listed persons have been exchanged for shares of Common Stock.
(16) Based on a report on Schedule  13G,  dated  February 11, 1997, reflecting that Capital Growth Management Limited Partnership has shared dispositive and sole voting power with respect to shares held in client accounts, as to which Capital Growth disclaims beneficial ownership.
(17) Based on a report on Schedule 13G, dated February 11, 1998 filed jointly on behalf of Miller Anderson & Sherrerd and Morgan Stanley Dean Witter Discover & Co., reflecting that the two Investment Advisors have shared voting and dispositive power with respect to 482,292 shares.
(18) Based on a report in Schedule 13G, dated December 10, 1997, reflecting that Palisade Capital Management, L.L.C. holds the shares on behalf of clients in accounts over which Palisade has sole voting and dispositive power.
(19) Based on a report on Schedule 13G dated February 14, 1998, filed jointly on behalf of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson reflecting that FMR Corp. has shared voting and dispositive power with respect to all of such shares and sole voting power with respect to 117,200 of such shares.
(20) Based on a report on Form 13D, dated January 6, 1997, reflecting that the State Treasurer, State of Michigan and the individual members of the Michigan Department of Treasury's Bureau of Investments, which manages the investments for four state-sponsored retirement systems: Public School
     Retirement System, State Employees' Retirement System, Michigan State Police Retirement System and Judges' Retirement System acquired a Class A Limited Partnership Interest in the Operating Partnership which is convertible, at the option of the State of Michigan, into 1,666,667 shares of common stock, subject to adjustment, over which the State Treasurer would have sole voting and dispositive power.


Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Directors and executive officers of the Company received loans from the Company of 50% of the purchase price of shares of Common Stock purchased by them in connection with the Stock Purchase Program described above and commercial bank loans for the balance. As of March 17, 1998, the indebtedness to the Company of each of the Named Executives is: each of Messrs. Leenhouts and Crossed - $643,643, Mrs. Tait - $451,380, Mr. Gardner - $186,981 and Mrs.
McCormick - $183,743.

     Home Leasing, in consideration of a portion of the Units and cash received by it in connection with the formation of the Company, assigned to HP Management certain management contracts between it and certain entities of which it is a general partner. As a general partner of those entities, Home Leasing Corporation (and, indirectly, Norman and Nelson Leenhouts) has an ongoing interest in such management contracts. In addition, Conifer assigned to the Company and its affiliates certain management contracts between Conifer and entities in which it is the general partner. As a general partner, Conifer (and indirectly, Richard Crossed) has an ongoing interest in such management contracts.

                                   PROPOSAL 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed the accounting firm of Coopers & Lybrand LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1998. Coopers & Lybrand LLP has served as the Company's independent auditors since its commencement of operations and is considered by the management of the Company to be well qualified. A representative of Coopers & Lybrand LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1998 FISCAL YEAR.


                                   PROPOSAL 3
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                  AMENDED AND RESTATED ARTICLES OF INCORORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                 OF COMMON STOCK


     The Company's Amended and Restated Articles of Incorporation (the "Articles") currently authorizes the issuance of an aggregate of 30,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Excess Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, $.01 per share. On February 3, 1998, the Board of Directors approved and adopted, subject to the approval and adoption by the stockholders, a Certificate of Amendment to the Articles (the "Amendment") which increases the number of authorized shares of Common Stock to an aggregate 50,000,000 and the aggregate number of authorized shares to 70,000,000. No other change to the Articles of Incorporation would result from the Amendment.

     If approved and adopted by the stockholders at the Annual Meeting, the Amendment will become effective upon the filing thereof by the Maryland Department of State. A filing is expected to occur within 30 days following the Annual Meeting.

     The Board of Directors has considered in the past and will continue to consider various means of broadening the ownership of the Common Stock and enhancing its marketability. The Board has also considered and will continue to consider the possibility of acquiring properties through the issuance of Common Stock, and the advisability of increasing stock ownership and meeting part of the Company's future capital requirements through additional public offerings of Common Stock. The Company also expects to continue to acquire some properties through issuance of limited partner units and to respond to requests for liquidity of these units by issuing shares of Common Stock in exchange. Any such future action is, of course, subject to the Company's earnings and financial condition as well as market conditions and other factors that the Board deems relevant. Finally the Board believes that stock-based executive and director compensation provides incentives to management that are in the best interest of the stockholders.

     The Company currently has outstanding approximately 9,755,000 shares of Common Stock, no shares of Excess Stock are currently outstanding and no shares of Preferred Stock are currently outstanding. In addition, approximately 9,758,000 shares of Common Stock are currently reserved for issuance under outstanding option awards, conversion of outstanding Units and the Company's DRIP. In addition, the Company continues to have available $59,250,000 in securities under an existing registration statement (assuming a closing price for the Company's Common Stock on the New York Stock Exchange of $27.00 per share, this would amount to approximately 2,195,000 shares of Common Stock). All of that amount may be issuable in Common Stock. If Proposals 4 and 5 (as described below) are approved by the stockholders, an additional 525,000 shares of Common Stock will be reserved for issuance under the Directors' Stock Grant Plan and the Director, Officer and Employee Stock Purchase and Loan Plan. Accordingly, no more than 7,768,000 shares of Common Stock will be available for issuance for other purposes.

     Aside from management's ongoing evaluation of acquisition possibilities and the Board's belief in the efficacy of stock-based executive compensation, the Board has no present plans, agreements or understandings, pending or under discussion for the issuance of any shares of Common Stock except for the shares reserved for issuance as described above. However, the Board of Directors considers that in the prudent operation of the Company, it is desirable to have sufficient authorized but unissued shares of Common Stock available to allow the Company to take prompt advantage of the market or other conditions in connection with possible financings or acquisitions, for stock dividends or distributions, for grants of options and other stock rights, and for other proper corporate purposes deemed necessary or advisable by the Board of Directors. The Board of Directors also believes that the availability of additional shares of Common Stock for such purposes without delay or the necessity for a special meeting of stockholders (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's stock is listed) will be beneficial to the Company by providing it with the flexibility required to consider and respond to future business opportunities and needs as they arise.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO AN AGGREGATE, 50,000,000, PAR VALUE $.01 PER SHARE.


                                   PROPOSAL 4
                                 APPROVAL OF THE
                           DIRECTORS' STOCK GRANT PLAN

     The Board of Directors of the Company has approved the Directors' Stock Grant Plan to pay the Company's non-employee directors additional compensation in the form of shares of the Company's Common Stock. Under current New York Stock Exchange policy, the directors' Stock Grant Plan is subject to the approval of the Company's stockholders.

     The purpose of the Directors' Stock Grant Plan is to provide reasonable compensation to the members of the Board of Directors in order to attract and retain qualified and knowledgeable individuals and to link the interests of such directors to those of the Company's stockholders by increasing the ownership by the directors of the Company's Common Stock. Under the Directors' Stock Grant Plan, in addition to the cash directors' fees payable by the Company, the Company would grant to each non-employee director shares of the Company's Common Stock. Each non-employee director will be granted the number of shares of Common Stock determined by the Company's Board of Directors from time to time as of January 1 of each year. The authorization for the issuance of shares of Common Stock is conditioned upon the approval by the stockholders of the Company, in accordance with New York Stock Exchange policy, of the issuance of up to 25,000 shares to directors. Subject to stockholder approval of the directors' Stock Grant Plan and appropriate registration and listing of such shares, the Board of Directors has approved the grant of 150 shares to each non-employee director, effective as of January 1, 1998.

     The Directors' Stock Grant Plan will be administered by the Company's Board of Directors. Subject to the provisions of the Directors' Stock Grant Plan, the Board may, in its discretion, (a) prescribe the form of any stock grant agreements which may relate to the annual stock awards, including any appropriate terms and conditions applicable to these awards, and make any amendments to such agreements or awards; (b) interpret the directors' Stock Grant Plan; (c ) make and amend rules and regulations relating to the Directors' Stock Grant Plan; and (d) make all other determinations necessary or advisable for the administration of the Directors' Stock Grant Plan. The Board's determinations are conclusive and binding.

     The Directors' Stock Grant Plan may be amended, modified or terminated by the Board of Directors, except as otherwise required to cause the Plan to comply with Securities and Exchange Commission rules, or other applicable laws or regulations. Except as required by law, no amendment, modification or termination of the Directors' Stock Grant Plan may, without the written consent of a director to whom any award shall theretofore have been granted, adversely affect the rights of such director to the shares of Common Stock previously awarded.

     Copies of the Directors' Stock Grant Plan may be obtained from the Secretary of the Company.

     The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the approval of the proposed Directors' Stock Grant Plan, provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE DIRECTORS' STOCK GRANT PLAN.



                                   PROPOSAL 5
                            APPROVAL OF THE COMPANY'S
           DIRECTOR, OFFICER AND EMPLOYEE STOCK PURCHASE AND LOAN PLAN

       The Board of Directors of the Company has determined that it is in the best interests of the Company to encourage the Company's directors, officers and key employees to increase their ownership of the Company's Common Stock and to facilitate that acquisition by loaning those individuals up to 100% of the purchase price of that Common Stock. The Board has approved the Director, Officer and Employee Stock Purchase and Loan Plan (the "New Stock Purchase Plan") which provides for the sale and issuance, from time to time as determined by the Board of Directors, of up to 500,000 shares of the Company's Common Stock to the directors, officers and key employees of the Company for consideration of not less than 97% of the "Market Price" of the Common Stock . For purposes of the New Stock Purchase Plan, "Market Price" will be the average of the high and low prices on the New York Stock Exchange for the five trading days preceding the date of the purchase, which is the basis as provided in the Company's DRIP. The New Stock Purchase Plan provides that the plan's Administrator (the Board of Directors, the Board's Compensation Committee or other Board committee) may provide for the Company to loan the individuals up to 100% of such purchase price (or such lesser amount as may be permitted under Regulation G of the Federal Reserve Board - currently 50% of the fair market value of the Common Stock for non-employee directors, or other applicable rules) in non-recourse loans. The loans may be secured by the Common Stock and may bear interest at a rate equal to the dividend rate on the Common Stock in effect at the date of issuance with the principal repayable over not more than twenty years or earlier upon the termination of employment of an employee or service of a director, other than in the event of a change of control, or upon thesale of the underlying Common Stock.

     In the event of a change in control of the Company (as defined in the New Stock Purchase Plan), outstanding loans under the New Stock Purchase Plan shall not become due and payable but shall continue in accordance with their terms, unless determined otherwise by a resolution of the Administrator adopted prior to and specifically relating to the occurrence of such change in control.

     The  Administrator  of the New Stock Purchase Plan may, in its  discretion:
(a) determine the number of shares of Common Stock available in each year for purchase pursuant to the New Stock Purchase Plan; (b) determine the levels of officers and employees eligible to participate in the New Stock Purchase Plan; (c ) set the terms and conditions of all loans under the New Stock Purchase Plan for the purchase of stock and the loan documentation relating thereto, including any pledges of the Common Stock acquired under the New Stock Purchase Plan, in each case in compliance with Regulation G promulgated by the Federal Reserve Board, as amended form time to time; (d) interpret the New Stock Purchase Plan;
(e) make and amend rules and regulations relating to the New Stock Purchase Plan; and (f) make all other determinations necessary or advisable for the administration of the New Stock Purchase Plan. The Administrator's determinations will be conclusive and binding.

     The New Stock Purchase Plan may be amended, modified or terminated by the Board of Directors, except as otherwise required to cause the New Stock Purchase Plan to comply with Securities and Exchange Commission rules, or other applicable laws or regulations. Except as required by law, no amendment, modification or termination of the New Stock Purchase Plan may, without the written consent of a participant to whom any award shall theretofore have been granted, adversely affect the rights of such participant under any existing subscription to purchase or loan.

     The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the approval of the proposed issuance of additional shares of Common Stock provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast.

     Copies of the Director, Officer and Employee Stock Purchase and Loan Plan may be obtained from the Secretary of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ISSUE UP TO 500,000 SHARES OF THE COMPANY'S COMMON STOCK FROM TIME TO TIME PURSUANT TO THE COMPANY'S DIRECTOR, OFFICER AND EMPLOYEE STOCK PURCHASE AND LOAN PLAN.

                                  OTHER MATTERS

Solicitation of Proxies

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

     A stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement and form of proxy for the 1999 annual meeting of stockholders must be received by the Company by November 25, 1998. Such a proposal must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy, and the proponent or a representative of the proponent must attend the Annual Meeting to present the proposal.

Incorporation By Reference

     The Company's financial statements for the years ended December 31, 1997 and 1996, the supplemental financial information and management's discussion and analysis of financial condition and results of operations contained in the Company's Annual Report on Form 10-K (File No. 1-13136) filed with the Securities and Exchange Commission are incorporated herein by reference. Copies may be obtained from Rebecca Fountain, Home Properties of New York, Inc. 850 Clinton Square, Rochester, New York 14604 or from the Securities and Exchange Commission over the Internet at its Web site (http:\\www.sec.gov).

Other Matters

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

                        HOME PROPERTIES OF NEW YORK, INC.
               REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   ANNUAL MEETING OF STOCKHOLDERS MAY 5, 1998

         The undersigned hereby appoints Norman P. Leenhouts and Nelson B. Leenhouts or each of them, as Proxies with full power of substitution to represent the undersigned and to vote all Common Stock of Home Properties of New York, Inc. which the undersigned would be entitled to vote at the 1998 Annual Meeting of Stockholders of the Company to be held on May 5, 1998 and any adjournment thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


                                FOR           WITHHOLD
                           all nominees       AUTHORITY
                           listed (except     to vote for
                           as marked          all nominees
                           to the contrary)   listed

PROPOSAL ONE-                                                 Nominees:  Norman P. Leenhouts
To elect the following                                                   Nelson B. Leenhouts
persons as directors to                                                  Richard J. Crossed
serve until the next                                                     Amy L. Tait
annual meeting of stockholders and until their                           Burton  S. August, Sr.
successors have been elected and have quailfied.                         William Balderston, III
(Instruction:  To withhold authority to vote for any individual          Alan L. Gosule
nominee, write that nominee's name on the space provided below.)         Leonard F. Helbig, III
                                                                         Roger W. Kober
____________________________________________________                     Clifford W. Smith, Jr.
                                                                         Paul L. Smith

                                                                      FOR       AGAINST      ABSTAIN

PROPOSAL TWO - To ratify the appointment of Coopers
& Lybrand LLP as independent auditors for 1998.

PROPOSAL THREE - To approve the amendment to the Articles of Incorporation to increase the authorized shares of Common Stock, par value $.01 per share, to an aggregate of 50,000,000 shares.

PROPOSAL FOUR - To approve the issuance of up to 25,000 shares of Common Stock to directors in payment of a portion of annual directors' fees.

PROPOSAL FIVE - To approve the issuance of up to 500,000 shares of Common Stock to directors, officers and key employees pursuant to the Company's Director,
Officer and Employee Stock Purchase and Loan Plan.

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This  proxy,  when  properly  executed,  will be  voted in the  manner  directed thereon. If no direction is made, it will be voted "FOR" proposals 1, 2, 3, 4 and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including the election of a person designated by the Board of Directors as a director in the place of a nominee who is unable to serve.

Please mark, sign, date and return this proxy card using the enclosed envelope.

Mark here for address change:---------------------------------------------------
Signature: ----------------   Signature ----------------- Dated-----------, 1998
                                        (signature if held jointly)

NOTE: (Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)